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                                                                   EXHIBIT 10.15

                    DATED AS OF THE 23RD DAY OF DECEMBER 2006

                   BEIJING PIONEER MEDIA ADVERTISING CO., LTD.

                                       AND

                   SHANGHAI CAMERA MEDIA INVESTMENT CO., LTD.

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                         ADVERTISING SERVICES AGREEMENT

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                         ADVERTISING SERVICES AGREEMENT

THIS AGREEMENT (the "AGREEMENT") is entered into as of this 23rd day of December 2006.

BETWEEN

BEIJING PIONEER MEDIA ADVERTISING CO., LTD., a company incorporated under the laws of the People's Republic of China ("PRC") with a registered address of B186, #18, Jianshe Road, Kaixuan Avenue, Liang Township, Fangshan District, Beijing, PRC; and

SHANGHAI CAMERA MEDIA INVESTMENT CO., LTD., a company incorporated under the laws of the PRC with a registered address of 3B10, No. 168 Tianshan Zhi Road, Changning District, Shanghai, PRC ("SCM")

WHEREAS

A. SCM and Inner Mongolia Television Station ("IMTV") entered into a strategic cooperation agreement in December 2003 and, subsequently, into a supplemental agreement (collectively, the "IMTV AGREEMENT") whereby IMTV grants, inter alia, certain advertising and other rights to SCM; and

B. SCM and the Company wish to grant to the Company exclusive advertising agency rights with respect to the Advertising Rights (as defined hereinafter) in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth hereinafter and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1 DEFINITIONS AND INTERPRETATIONS.

1.1  In this Agreement, unless the context requires otherwise:

     (a) words importing the singular shall include the plural and vice versa and words importing a gender include every gender;

     (b) words denoting persons shall include bodies corporate or unincorporate, firms, partnerships, joint ventures, associations of persons, government departments or agencies, organizations or trusts (whether or not having a separate legal personality);

     (c) references to "party" or "parties" in this Agreement are to a party or to the parties to this Agreement;


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     (d)  references to a party to this Agreement shall include its successors and permitted assigns; and

     (e) references to this Agreement or to a document or agreement in this Agreement shall be construed as a reference to this Agreement or that document or agreement as amended or re-executed from time to time.

1.2 Unless the context otherwise requires, the terms below shall have the following meanings:

     "ADVERTISING RIGHTS" means all the advertising rights obtained by SCM in connection with the IMTV Agreement from time to time;

     "AFFILIATES" of a specified Person means any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under the common Control with, such specified Person or, in the case of a natural Person, such Person's spouse, parents and descendants (whether by blood or adoption and including stepchildren);

     "BUSINESS DAY" means any day other than Saturday or Sunday on which banks are generally open for business in the PRC;

     "CIETAC" shall have the meaning ascribed to it under Article 10.2;

     "CONTROL", "CONTROLS", "CONTROLLED" (or any correlative term) means the possession, directly or indirectly, of the power to direct or cause the direction of the management of a Person, whether through the ownership of voting securities, by contract, credit arrangement or proxy, as trustee,, executor, agent or otherwise. For the purpose of this definition, a Person shall be deemed to Control another Person if such first Person, directly or indirectly, owns or holds more than 50% of the voting equity interests in such other Person;

     "IMTV" shall have the meaning ascribed to it in Recital A hereto;

     "IMTV AGREEMENT" shall have the meaning ascribed to it in Recital A hereto;

     "INDEMNIFIED PARTY" shall have the meaning ascribed to it under Article 12;

     "INDEMNIFYING PARTY" shall have the meaning ascribed to it under Article
     12;

     "MONTHLY PAYMENTS" shall have the meaning ascribed to it under Article 2;

     "PERSON" or "PERSONS" means any natural person, corporation, company, association, partnership, organization, business, firm, joint venture, trust, unincorporated organization or any other entity or organization, and shall include any governmental authority;

     "PRC" means the People's Republic of China;

     "RMB" means renminbi, the lawful currency of the PRC; and

     "TERM" shall have the meaning ascribed to it under Article 4.1.


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ARTICLE 2 PAYMENT TERMS.

2.1 Subject to Article 2.2 below, the Company hereby agrees to procure the payment, on a monthly net off basis of RMB3,000,000 (the "MONTHLY PAYMENTS") to SCM or such other party designated by SCM on and subject to the terms and conditions of this Agreement.

2.2 The Monthly Payments are subject to further adjustments from time to time by agreement in writing by the parties.

2.3 The Monthly Payments shall be paid by cash, transfer cheque or bank transfer or using such other method as may be acceptable to the Company to the account of SCM or any other accounts as SCM may direct in writing from time to time.

ARTICLE 3 ADVERTISING RIGHTS.

3.1 In consideration for the Monthly Payments, throughout the Term, SCM hereby grants to the Company on an exclusive basis the agency rights to operate the Advertising Rights owned by SCM. The foregoing, however, would not affect SCM's right to operate itself the Advertising Rights, the details of such operation shall be negotiated by the parties.

3.2 During the Term, SCM shall not grant the agency rights with respect to the Advertising Rights to any other parties.

3.3 If so required for the business, the Company may at its sole discretion decide to entrust to its Affiliates which have legal qualifications with all or part of the advertising agency rights obtained from SCM, but the Company shall notify SCM in advance.

3.4 Without prejudice to Article 9, and by reasonable prior notice, during the Term, the Company and its auditors shall have unrestricted rights to inspect all books and records of SCM at any time and from time to time.

ARTICLE 4 TERM.

4.1 Unless otherwise terminated pursuant to Article 5, the term of this Agreement shall commence from the date hereof and shall continue in full force and effect until 31 December 2023. Upon expiry of the said Term, this Agreement shall be automatically extended for a period of not less than ten
     (10) years, the exact term of extension shall be determined by the parties in writing (the "TERM").

ARTICLE 5 TERMINATION

5.1 This Agreement may be terminated by the Company at any time without compensation by written notice to SCM sixty (60) Business Days' prior to


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     such termination.

5.2 Without prejudice to any legal or other rights or remedies which either party may have, either party has the right to terminate this Agreement immediately by written notice to the other party in the event the other party materially breaches this Agreement.

ARTICLE 6 RELATIONSHIP OF THE PARTIES.

6.1 It is understood and agreed that the parties to this Agreement are independent of each other and nothing herein contained shall be deemed to establish or otherwise create a partnership or joint venture between the parties, or grant a franchise as defined in any applicable law or regulation. Each party is responsible for its own payment of workers' compensation insurance, disability benefits, unemployment insurance, as well as any other employment benefits with respect to its employees. No party shall have the right or power to bind the other party to any contract or agreement with any third party, and shall not have the right or power to direct any operations of the other party's business.

ARTICLE 7 TRADE SECRETS; GOOD WILL.

7.1 By entering into this Agreement or otherwise, no party shall acquire any rights to or under any good will, trademark, tradename, patent or copyright or application for any thereof, trade secret, web page or other property of the other party and its Affiliates. If, during the term of this Agreement, any such rights should become for any reason whatsoever vested in either party by operation of law or otherwise, the other party, as applicable, agrees that it shall immediately, at the request of the counter party, as applicable, or on the termination or expiration of this Agreement, assign any and all such rights, together with any goodwill appurtenant thereto, to the other party as applicable.

ARTICLE 8 REPRESENTATIONS, WARRANTIES, AND COVENANTS.

8.1 Each party represents, warrants and covenants to the other that the following statements are true and correct as of the date of this Agreement and acknowledges that the other party has relied upon the completeness and accuracy of such representations, warranties and covenants in entering into this Agreement:

     (a) it has the corporate capacity to enter into this Agreement and to perform each of its obligations hereunder; and

     (b) it has duly authorized, executed and delivered this Agreement and this Agreement constitutes a legally valid and binding obligation of it enforceable against it in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency and


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          other laws of general application affecting the enforcement of creditors' rights and subject to general equitable principles.

8.2 SCM further represents, warrants and covenants to the Company that the following statements are true and correct as of the date of this Agreement and acknowledges that the Company has relied upon the completeness and accuracy of such representations, warranties and covenants in entering into this Agreement:

     (a) SCM has duly authorized, executed and delivered the IMTV Agreement and the IMTV Agreement constitute a legally valid and binding obligation of it enforceable against it in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency and other laws of general application affecting the enforcement of creditors' rights and subject to general equitable principles;

     (b) SCM and its Affiliates have not granted and, during the term of this Agreement, will not grant any rights or licenses to the whole or any part of the IMTV Agreement, and, there exist no facts, agreements or other documents by which any of SCM or its Affiliates is bound that would conflict with SCM's obligations or the Company's rights under this Agreement;

     (c) SCM has or shall obtain all required licenses, consents, approvals and permits from any person necessary to perform its obligations under this Agreement and each will otherwise comply with all applicable statutes, laws, rules, regulations and industry standards with respect to the performance of its obligations under this Agreement;

     (d) SCM has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default of the IMTV Agreement. Each of the IMTV Agreement is in full force and effect, unamended, and there exists no material default or event of material default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a material default or event of material default under the IMTV Agreement; and

     (e) SCM shall not amend, terminate, breach or waive any of its rights under the IMTV Agreement without the prior written consent of the Company or its Affiliates.

8.3 The Company further represents, warrants and covenants to SCM that the following statements are true and correct as of the date of this Agreement and acknowledges that SCM has relied upon the completeness and accuracy of such representations, warranties and covenants in entering into this
     Agreement:

     (a)  The Company has or shall obtain all required licenses, consents,


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          approvals and permits from any person necessary to perform its obligations under this Agreement and each will otherwise comply with all applicable statutes, laws, rules, regulations and industry standards with respect to the performance of its obligations under this Agreement.

ARTICLE 9 SUCCESSORS AND ASSIGNS.

9.1 This Agreement shall be binding upon and enure to the benefits of the parties and their respective successors and permitted assigns.

9.2 Unless otherwise provided herein, no party hereto may assign or transfer any of its rights or obligations under this Agreement to any third party without the prior written consent of the other party.

ARTICLE 10 GOVERNING LAW AND DISPUTE RESOLUTION.

10.1 This Agreement shall be governed by and construed in accordance with the laws of the PRC.

10.2 Any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be settled through friendly consultation between the parties. In the event that no settlement is reached within 30 Business Days from the date of notification by either party to the other that it intends to submit a dispute, controversy or claim to arbitration, then such dispute, controversy or claim shall be finally resolved by arbitration under the arbitration rules of the China International Economic and Trade Arbitration Commission ("CIETAC") as at present in force, which rules are deemed to be incorporated by reference into this Article.

10.3 The place of arbitration shall be Shanghai, PRC.

10.4 The language of the arbitration shall be Chinese.

10.5 The tribunal shall consist of three arbitrators. Two arbitrators shall be selected by the respective parties. The third arbitrator shall be selected by agreement between the parties or, failing agreement within 10 Business Days of the appointment of the two party-nominated arbitrators, by the chairman of CIETAC.

ARTICLE 11 FURTHER ASSURANCE.

11.1 Each party shall do all acts and execute and deliver all documents as may be necessary to give effect to the provisions set forth herein.


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ARTICLE 12 INDEMNIFICATION.

12.1 Each party (the "INDEMNIFYING PARTY") agrees to indemnify the other and, its officers, directors, agents, employees, successors and assigns (the "INDEMNIFIED PARTY") from and against any and all claims, damages, losses and expenses, including reasonable attorneys' fees, arising out of or relating any breach of this Agreement by the Indemnifying Party; provided that the parties shall have no liability to indemnify the other of any losses arising directly as a result of (i) any competent governmental authority in the PRC shall have issued any order, decree or ruling or takes any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, or (ii) such indemnity arises from the actions or inactions of the other party, it Affiliates or other Persons under the Control of that party.

ARTICLE 13 ENTIRE AGREEMENT.

13.1 This Agreement constitutes the entire agreement and understanding between the parties in connection with the transactions hereby contemplated. This Agreement supersede all previous agreements, arrangements and understandings between the parties with regard to such transaction which shall cease to have any further force or effect.

ARTICLE 14 CONFIDENTIALITY.

14.1 Unless otherwise agreed by the parties, the parties agree to keep the terms and conditions of this Agreement strictly confidential. The Agreement or the terms and conditions thereof will only be disclosed if and to the extent necessary under the laws and regulations of the PRC.

ARTICLE 15 NOTICES.

15.1 Notices or other communications required to be given by any party pursuant to this Agreement shall be in writing in Chinese and may be delivered personally or sent by registered airmail or postage prepaid, by a recognized courier service or by facsimile transmission to the address of the other party set forth below. The dates on which such notices shall be deemed to have effectively given shall be determined as follows:

     (a) notices given by personal delivery shall be deemed effectively given on the date of personal delivery.

     (b) notices given by registered airmail or postage prepaid shall be deemed effectively given on the tenth Business Day after the date on which they were mailed (as indicated by the postmark).

     (c) notices by courier shall be deemed effectively given on the fifth Business Day after they were sent by recognized courier service.


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     (d)  notices given by facsimile transmission shall be deemed effectively given on the first Business Day following the date of successful transmission and receipt as evidenced by the transmission report.

          THE COMPANY

          E1-1507, Dong Fang Guangchang, 1 Chang An Street, Dong Cheng District, Beijing 100738, China

          For the attention of : Irene Wang
          Phone No.: 010 -85188370
          Fax No.: 010 -85188374

          SCM

          2nd Floor, Da Zhong Finance Building,
          1033 Yan An Road West
          Shanghai 200050
          PRC

          For the attention of: Mr. Zhang Guanming
          Telephone No.: 021-61612110
          Facsimile No.: 021-61612108

          With a copy to Richard Wang & Co.:

          18th Floor, Union Building
          100 Yan An Road East, Shanghai 200002, P.R.C.

          Attention: Catherine Chen
          Telephone No.: (8621) 6326 5800
          Facsimile No.: (8621) 6321 8890

15.2 Any party may at any time change its address for service by notice in writing delivered to the other party in accordance with the terms hereof.

ARTICLE 16 MISCELLANEOUS.

16.1 Time shall be of the essence of this Agreement.

16.2 The headings in this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.

16.3 This Agreement may not be amended or modified except in writing signed by all parties, and any amendment and supplement to this Agreement shall form part of this Agreement and shall have the same legal effect as this Agreement.

16.4 Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the


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     remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

16.5 This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and either party may enter into this Agreement by executing a counterpart.

16.6 This Agreement shall be executed in both the English and Chinese languages and in the event of any discrepancy between the two versions, the parties hereto shall negotiate in good faith to resolve the discrepancy provided that if such good faith negotiation does not resolve in a resolution, then the Chinese version of this Agreement shall prevail.

             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.


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IN WITNESS WHEREOF, the parties hereto have caused their authorized representatives to execute this Agreement as of the date first written above.

BEIJING PIONEER MEDIA ADVERTISING CO., LTD.

[Company chop of Beijing Pioneer Media Advertising Co., Ltd.]


By: /s/
    ---------------------------------
Name:
      -------------------------------
Title: Authorized Signatory


SHANGHAI CAMERA MEDIA INVESTMENT CO., LTD.

[Company chop of Shanghai Camera Media Investment Co., Ltd.]


By: /s/
    ---------------------------------
Name: Zhang Guan Ming
Title: Legal Representative